Exhibit 99.1
C3 AI Appoints Stephen Ehikian as Chief Executive Officer
Siebel to continue as Executive Chairman
REDWOOD CITY, Calif. — September 3, 2025 — C3 AI (NYSE: AI), the Enterprise AI application software company, today announced that Stephen Ehikian has been appointed Chief Executive Officer of C3 AI, effective September 1, 2025. Mr. Ehikian is a recognized innovator in the enterprise software industry and most recently served as Acting Administrator of the U.S. General Services Administration (GSA). Thomas M. Siebel will continue to serve as Executive Chairman.
“I am honored to join C3 AI at such a pivotal time in the AI era,” said Stephen Ehikian, CEO, C3 AI. “C3 AI is one of the most important companies in the AI landscape and enterprise software, with a platform and applications that are unmatched. I am confident that we will be able to capture an increasing share of the immense market opportunity in Enterprise AI.”
Mr. Ehikian is a seasoned technology leader with a record of building and scaling AI companies that defined new categories in enterprise software. He successfully built RelateIQ and Airkit.ai, both acquired by Salesforce. RelateIQ became the foundation of Salesforce Einstein, and Airkit.ai is now a core component of Salesforce Agentforce.
Mr. Ehikian most recently served as President Trump’s appointee as Acting Administrator of the General Services Administration. In this role, he significantly strengthened the GSA’s technology infrastructure, was responsible for implementing the President’s AI Action Plan, and drove the modernization of the federal procurement process.
“Stephen combines entrepreneurial success, technological expertise, and public service experience — and a deep underlying understanding of how AI can serve both commercial markets and government,” said Dr. Condoleezza Rice, the 66th U.S. Secretary of State, and C3 AI Board Member. “With Stephen’s balance of vision, innovation, and accountability, and Tom continuing in his role as Executive Chairman, C3 AI is poised to extend its global reach.”
“As the global race for AI leadership accelerates, Stephen will ensure C3 AI will set the standard for how AI is applied to national security, government systems, and industry,” said General (Ret.) John Hyten, Former Vice Chairman of the Joint Chiefs of Staff and C3 AI Board Member.
“Throughout his career, Stephen has demonstrated how technology can create value — for businesses, institutions, and society,” said Jim Hagemann Snabe, Chairman, Siemens, former co-CEO, SAP, and C3 AI Board Member. “With his deep technical expertise and proven ability to build future-forward companies, I am confident C3 AI will extend its leadership in Enterprise AI and define the future of agentic AI.”
“Under the leadership of Stephen Ehikian, we have the rare combination of the right person, at the right company, in the right market, at the right time,” said Thomas M. Siebel, Executive Chairman, C3 AI. “The board of directors, the executive leadership team, and I are enthusiastic about working with Stephen as he drives the growth and market penetration of C3 AI to realize its full potential.”

Exhibit 99.1
Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market opportunity, global reach, and leadership position, our ability to continue to deliver unmatched value to customers, our ability to extend our leadership in Enterprise AI, define the future of agentic AI, and set the standard in various AI domains, the continuing role and responsibilities of Mr. Siebel, and statements regarding our expectations regarding the impact of our new chief executive officer on our business and operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, our ability to successfully transition the role of chief executive officer to Mr. Ehikian and integrate Mr. Ehikian into the C3 AI organization, the ability of our restructured global sales and services organization to achieve desired productivity levels in a reasonable period of time, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles, and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and other filings and reports we make with the Securities and Exchange Commissions from time to time, including our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended July 31, 2025, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

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About C3.ai, Inc.
C3 AI is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 Agentic AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Exhibit 99.1
C3 AI Public Relations
Axicom
Mindy Nelson
830-214-4823
pr@c3.ai

Investor Relations
ir@c3.ai